UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant  [X]

Filed by a party other than the Registrant  [   ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

NVE Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

11409 Valley View Road Eden Prairie, MN 55344-3617 www.nve.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Fellow Shareholders:

The Annual Meeting of Shareholders of NVE Corporation will be held at the SpringHill Suites by Marriott, 11552 Leona Road, Eden Prairie, Minnesota, 55344, on Thursday, August 2, 2018 at 3:30 p.m. Central Daylight Time, for the following purposes:
1.	Elect five directors.
2.	Advisory approval of named executive officer compensation.
3.	Ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2019.
4.	Consider and act on such other business as may properly come before the meeting or any adjournment or postponements of the meeting.

These items of business are more fully described in the proxy statement. The Board of Directors recommends a vote FOR each of the Director nominees, and FOR Proposals 2 and 3. Only shareholders of record at the close of business on the record date of June 8, 2018 are entitled to execute proxies or to vote at the 2018 Annual Meeting.

Our Proxy Materials include our 2018 Proxy Statement, our 2018 Letter to Shareholders, and our Annual Report on Form 10-K for the year ended March 31, 2018.

This Notice is being sent with paper copies of our Proxy Materials to registered shareholders, that is those whose shares were registered directly in shareholders’ names with our transfer agent as of the record date. “Street-name” shareholders, those whose shares are held in the name of a bank or broker on the shareholders’ behalf, are being sent a Notice of Internet Availability of Proxy Materials. Street-name shareholders must request paper copies of our Proxy Materials.

There is a map with directions to the 2018 Annual Meeting on the back cover of our Proxy Statement if you plan to attend the meeting and vote in person. Alternatively, you may call us at (952) 829-9217 during normal business hours for directions to the Annual Meeting.

Sincerely,
Curt A. Reynders
Chief Financial Officer and Secretary

June 18, 2018